Sub-Item 77O(1)

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On November 3, 2016, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 125 4.300% Senior Notes due 2046 issued by Principal Financial Group, Inc. (CUSIP No. 74251VAN2) (the "Notes") at a purchase price of $99.882 per Note, including underwriter compensation of 0.875%. The Notes were purchased from Credit Suisse Securities (USA) LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
The Williams Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on March 9 – 10, 2017. These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B
PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Premier Balanced Opportunity Fund

2. Anticipated Purchase Date: 11/3/2016

3. Total Net Assets of Account/Fund: $257,310,777.30

4. Type and Description of Security to be Purchased: PRINCIPAL FINANCIAL GROU 4.3 11/15/2046

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A-; S&P: BBB+; Moody’s: Baa1

6. Name of Underwriting Syndicate Dealer Effecting Transaction: CREDIT SUISSE SECURITIES (USA) LLC

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 300,000,000

9. CUSIP: 74251VAN2

10. Amount Purchased by Account/Fund: 125 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.042%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.049%

13. Purchase Price of Securities (if at par, so state): $99.88

14. Commission/Spread Received by Principal Underwriters: 0.875%

15. Yield (as applicable): 4.300%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 4.300%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. Municipal Securities Only: Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be
Yes): N/A

8. Municipal Securities Only: Is security subject to no greater than moderate credit risk? (Must be Yes): N/A
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/30/17

4th Quarter 2016

Sub-Item 77O(2)

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On January 4, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 110 3.887% Fixed Rate/Floating Rate Notes due 2028 issued by Citigroup, Inc. (CUSIP No. 172967LD1) (the "Notes") at a purchase price of $100.00 per Note, including underwriter compensation of 0.425%. The Notes were purchased from Citibank, N.A., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Academy Securities, Inc.
BBVA Securities Inc.
Blaylock Beal Van, LLC
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Capital One Securities, Inc.
Citigroup Global Markets Inc.
Citizens Capital Markets, Inc.
Commonwealth Bank of Australia
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Drexel Hamilton, LLC
HSBC Securities (USA) Inc.
The Huntington Investment Company
ING Financial Markets LLC
Lebenthal & Co., LLC
Loop Capital Markets LLC
Mizuho Securities USA Inc.
MFR Securities, Inc.
MUFG Securities Americas Inc.
nabSecurities, LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
Skandinaviska Enskilda Banken AB (publ)
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Telsey Advisory Group LLC
UBS Securities LLC
UniCredit Capital Markets LLC
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 16, 2017. These materials include additional information about the terms of the transaction.

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Premier Balanced Opportunity Fund

2. Anticipated Purchase Date: 1/4/2017

3. Total Net Assets of Account/Fund: $283,128,317.81

4. Type and Description of Security to be Purchased: CITIGROUP INC 3.887 1/10/2028

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A; S&P: BBB+; Moody’s: Baa1

6. Name of Underwriting Syndicate Dealer Effecting Transaction: CITIBANK, NA

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 2,750,000,000

9. CUSIP: 172967LD1

10. Amount Purchased by Account/Fund: 110 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.004%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.039%

13. Purchase Price of Securities (if at par, so state): $100.00

14. Commission/Spread Received by Principal Underwriters: 0.425%

15. Yield (as applicable): 3.887%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 3.887%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. Municipal Securities Only: Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be
Yes): N/A

8. Municipal Securities Only: Is security subject to no greater than moderate credit risk? (Must be Yes): N/A
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/12/17

1st Quarter 2017

Sub-Item 77O(3)

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On March 6, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 95 3.90% Notes due 2027 issued by Great Plains Energy Incorporated (CUSIP No. 391164AJ9) (the "Notes") at a purchase price of $99.618 per Note, including underwriter compensation of 0.650%. The Notes were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
SunTrust Robinson Humphrey, Inc.
UMB Financial Services, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 16, 2017. These materials include additional information about the terms of the transaction.

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Premier Balanced Opportunity Fund

2. Anticipated Purchase Date: 3/6/2017

3. Total Net Assets of Account/Fund: $293,534,893.03

4. Type and Description of Security to be Purchased: GREAT PLAINS ENERGY INC 3.9 4/1/2027

5. Credit Rating of Security (Rating/Rating Agency): Fitch: N/A; S&P: BBB; Moody’s: Baa3

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs & Co.

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 1,400,000,000

9. CUSIP: 391164AJ9

10. Amount Purchased by Account/Fund: 95 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.007%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.032%

13. Purchase Price of Securities (if at par, so state): $99.62

14. Commission/Spread Received by Principal Underwriters: 0.650%

15. Yield (as applicable): 3.900%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 3.900%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. Municipal Securities Only: Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be
Yes): N/A

8. Municipal Securities Only: Is security subject to no greater than moderate credit risk? (Must be Yes): N/A
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/12/17

1st Quarter 2017